EXHIBIT 5.1

Steven Morse, Esq.
Morse & Morse, PLLC
1400 Old Country Road, Suite 320
Westbury, NY 11590
516-487-1446
516-487-1452/fax
morgold@aol.com

December 11, 2007

Board of Directors

BlastGard International, Inc.

2451 McMullen Booth Road, Ste. 207

Clearwater, FL 33759

 Re:

Opinion of Counsel

Registration Statement on Form SB-2 - File # 333-137858

Gentlemen:

You have requested our opinion, as counsel for BlastGard International, Inc., a Colorado corporation (the “Company”), in connection with a registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission for the resale of  22,534,632 shares (the “Registered Shares”) of common stock, $.001 par value (the “Common Stock”), by the selling security holders named in the Registration Statement, including 21,978,462 newly registered outstanding shares of Common Stock and 556,170 shares (originally registered under File # 333-121455), for which the Registration statement acts as a Post-Effective amendment pursuant to Rule 429. Of the 22,534,632 shares, 14,702,306 shares represent issued and outstanding shares and 7,832,326 shares represent shares that will be issued upon exercise of outstanding warrants that have an exercise price of $.45 per share.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing and in reliance thereon, we are of the opinion that 14,702,306 shares of common stock that are issued and outstanding are duly authorized, legally issued, fully paid and non-assessable. The 7,832,326 shares issuable upon exercise of outstanding warrants, when issued in the manner described in the Registration Statement, are duly authorized and upon issuance, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Sincerely,

/s/ MORSE & MORSE, PLLC
MORSE & MORSE, PLLC